                                                                    Exhibit 4.11

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR QUALIFICATION UNDER THE ACT AND SUCH STATE LAWS.

                              BEVERAGE WORKS, INC.
                            CLASS E WARRANT AGREEMENT

         RECITALS. This Class E Warrant Agreement ("Agreement") dated December 18, 1996 certifies that the registered owners ("Holders") of the Class E Warrants (herein referred to as the "Class E Warrants") to purchase shares of the common stock, no par value ("Shares"), of Beverage Works, Inc., a California corporation (herein referred to as the "Company") entitles the Holders to purchase from the Company, for a five (5) year period commencing on the date hereof, one fully-paid and nonassessable Share for each Class E Warrant at an exercise price equal to the lesser of (i) 105% of the offering price per share of the Company's common stock in the Company's anticipated initial public offering as stated in the Company's prospectus for such initial public offering, on the closing of such initial public offering or (ii) $8.25 (the "Exercise Price"), upon presentation and surrender of the Class E Warrant certificate at the principal corporate office of the Company, with the Form of Election to Purchase duly executed, and upon payment of the Exercise Price per Share.

         1. REGISTRATION. The Class E Warrants shall be numbered and shall be registered in the Class E Warrant Register. The Company shall be entitled to treat the Holder of any Class E Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Class E Warrant on the part of any other person, and shall not be liable for any registration of transfer of Class E Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

         2. TRANSFER. The Class E Warrants shall be transferable only on the books of the Company maintained at the Company's principal office upon delivery thereof duly endorsed by a Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced. Upon any registration of transfer, the Company shall countersign and deliver new Class E Warrants to the person entitled thereto.

         3. FORM OF CLASS E WARRANTS. The text of the Class E Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit "A" attached hereto. The price of Shares and the number of Shares issuable upon exercise of Class E Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Class E Warrants shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Class E Warrants may be manual or facsimile. Class E Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Class E Warrants or did not hold such office on the date of this Agreement. Class E Warrants shall be dated as of the date of counter-signature thereof by the Company either upon initial issuance or upon division, exchange, substitution, or transfer.

         4. EXCHANGE. Class E Warrant certificates may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder of a Class E Warrant desiring to exchange Class E Warrant certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates evidencing the Class E Warrant or Class E Warrants to be so exchanged. Thereupon, the Company shall countersign and deliver to the person entitled thereto a new Class E Warrant certificate or certificates, as the case may be, as so requested.

         5. TERM OF CLASS E WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, at any time during the period commencing at 10:00 A.M., New York time, on the date of this Agreement until 3:00 P.M. New York time, on the date five (5) years from the date of this Agreement (the "Termination Date"), to purchase from the Company the number of fully paid and nonassessable Shares to which the Holder may at the time be entitled to purchase pursuant to such Class E Warrants, upon surrender, to the Company at the principal office of the Company of the certificate or certificates evidencing the Class E Warrants to be exercised, together with the form of election to purchase duly completed and signed, and upon payment to the Company of the Exercise Price, for the number of Shares in respect of which such Class E Warrants are then exercised.

         6. PAYMENT UPON EXERCISE. Payment of the aggregate Exercise Price shall be made in cash or by certified or cashier's check.

Upon such surrender of Class E Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Class E Warrants, together with cash, as provided in Section 15 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of such Class E Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if, at the date of surrender of such Class E Warrants and payment of such Exercise Price, the transfer books for the Shares or other class of stock purchasable upon the exercise of such Class E Warrants shall be closed, the certificates for the Shares in respect of which such Class E Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Termination Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty days. The rights of purchase represented by the Class E Warrants shall be exercisable, at the election of the Holders thereof either in full or from time to time in part and, in the event that a certificate evidencing Class E Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the date of expiration of the Class E Warrants, a new certificate evidencing the remaining Class E Warrant or Class E Warrants will be issued.

         7. TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Shares issuable upon the exercise of Class E Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Class E Warrants or certificates for Shares.

         8. REDEMPTION.

            (a) On not less than thirty (30) days notice given at any time after the date of this Agreement, the Class E Warrants may be redeemed, at the option of the Company, at a redemption price of $0.01 per Class E Warrant, provided that the Market Price (defined below) of the Shares issuable upon exercise of the Class E Warrant shall equal or exceed 200% of the Exercise Price (the "Target Price"), subject to adjustment as set forth in Section 8(f) below. Market Price for the purpose of this Section 8 shall mean (i) the average closing bid price for any ten (10) consecutive trading days ending within five
(5) days prior to the date of the notice of redemption, which notice shall be mailed no later than five days thereafter, of the Shares as reported by the National Association of Securities Dealers, Inc. Automatic Quotation System or
(ii) the
average of the last reported sale price, for ten (10) consecutive business days, ending within five (5) days of the date of the notice of redemption, which notice shall be mailed no later than five days thereafter, on the primary exchange on which the Shares are traded, if the Shares are traded on a national securities exchange.

            (b) If the conditions set forth in Section 8(a) are met, and the Company desires to exercise its right to redeem the Class E Warrants, it shall mail a notice of redemption to each of the Holders of the Class E Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth (30th) day before the date fixed for redemption, at their last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

            (c) The notice of redemption shall specify (i) the redemption price,
(ii) the date fixed for redemption, (iii) the place where the Class E Warrant certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Class E Warrants shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Class E Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall be prima facie evidence of the facts stated therein.

            (d) Any right to exercise a Class E Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Class E Warrant certificates prior to the Redemption Date, the redemption price.

            (e) From and after the Redemption Date specified for, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Class E Warrant certificates evidencing Class E Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Class E Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Class E Warrants called for redemption, such Class E Warrants shall expire and become void and all rights hereunder and under the Class E Warrant certificates, except the right to receive payment of the redemption price, shall cease.

            (f) If the Company pays a dividend in shares of common stock or makes a distribution in shares of common stock or if the shares of the Company's common stock are subdivided or combined into a greater or smaller number of shares of common stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of common stock outstanding immediately prior to such event bears to the total number of shares of common stock to be outstanding immediately after such event.

         9. MUTILATED OR MISSING WARRANTS. In case any of the certificates evidencing the Class E Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Class E Warrant certificate, or in lieu of and substitution for the Class E Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. Applicants for such substitute Class E Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         10. RESERVATION OF SHARES. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common stock a number of shares of common stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Class E Warrants. The Transfer Agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Class E Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided herein. All Class E Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Company.

         11. ANTI-DILUTION. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of Shares purchasable upon exercise of each Class E Warrant immediately prior thereto shall be adjusted so that the Holder of each Class E Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of such event or any record date with respect thereto. An adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Whenever the number of Shares purchasable upon the exercise of each Class E Warrant is adjusted, as herein provided, the Exercise Price per Share payable upon exercise of each Class E Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Class E Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter. Whenever the number of Shares purchasable upon the exercise of each Class E Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder of a Class E Warrant or Class E Warrants notice of such adjustment or adjustments setting forth the number of Shares purchasable upon the exercise of each Class E Warrant after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

         12. NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 11, no adjustment in respect of any dividends shall be made during the term of the Class E Warrants or upon the exercise of the Class E Warrants.

         13. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that each Holder of a Class E Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Class E Warrant the kind and amount of Shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Class E Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 11. The Company shall mail by first class mail, postage prepaid, to the Holder of each Class E Warrant, notice of the execution of any such agreement. The provisions of this
Section 13 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

         14. STATEMENT ON WARRANTS. Irrespective of any adjustments in the number or kind of Shares purchasable upon the exercise of the Class E Warrants, Class E Warrants theretofore or thereafter issued may continue to express the same number and kind of Shares as are stated in the Class E Warrants initially issuable pursuant to this Agreement.

         15. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Shares on the exercise of Class E Warrants. If more than one Class E Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares represented by the Class E Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 15, be issuable on the exercise of any Class E Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price per Share multiplied by such fraction.

         16. NO RIGHTS AS STOCKHOLDER. Nothing contained in this Agreement or in any of the Class E Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         17. NOTICES. Any notice pursuant to this Agreement by the Company or by the Holder of any Class E Warrant, shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified mail, return receipt requested:

             (a) If to the Company addressed as follows:
             Beverage Works, Inc.
             9800 S. Sepulveda Blvd., Suite 720
             Los Angeles, CA 90045
             Attn: Lyle Maul, CFO

             with a copy to :
             Hecht & Steckman, P.C.
             60 East 42nd Street, Suite 5101
             New York, NY 10165-5101
             Attn: James G. Smith, Esq.

             (b) If to the Holder addressed to the address as reflected on the Company's books.

Any notice mailed pursuant to this Agreement by the Company or to the Holders of Class E Warrants shall be in writing and shall be deemed to have been duly given if mailed, postage prepaid, to such Holders at their respective addresses on the books of the Company.

         18. AMENDMENTS. The Company may from time to time supplement or amend this Agreement, without the approval of any Holders of Class E Warrants, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Class E Warrants and which shall not materially adversely affect the interest of the Holders of Class E Warrants.

         19. MERGER OR CONSOLIDATION OF COMPANY. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         20. RESTRICTED SECURITIES. The Class E Warrants and the shares of Common Stock issuable upon exercise of the Class E Warrants have not been registered under the Securities Act of 1933, as amended, and that the Class E Warrants and the Shares issuable upon exercise of the Class E Warrants may be sold, transferred, assigned or disposed of, except in accordance with such Act and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder. Holders consent that the Class E Warrant certificates and certificates evidencing Shares issuable upon exercise of the Class E Warrants may contain the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR QUALIFICATION UNDER THE ACT AND SUCH STATE LAWS.

         21. APPLICABLE LAW. This Agreement and each Class E Warrant referred to hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said state.

         22. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

         23. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders of Class E Warrants any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company and the Holders of Class E Warrants.

         24. CAPTIONS. The captions of sections and paragraphs of this Agreement have been inserted for convenience only and shall have no substantive effect.

         25. WARRANT AGENT. The Company shall act as the initial warrant agent in connection with the issuance, transfer and exchange of the certificates and the exercise of the Class E Warrants. The Company may, without prior consent of any of the Holders, appoint a successor warrant agent. Notice of the appointment of a successor warrant agent shall be promptly given by the Company to all registered Holders.



BEVERAGE WORKS, INC.                                Attest:


/s/ FREDERIK G.M. RODENHUIS                         /s/ LYLE R. MAUL
---------------------------                         ----------------
By: Frederik G.M. Rodenhuis,                        By: Lyle R. Maul,
President                                           Secretary

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") OR QUALIFIED OR REGISTERED UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR QUALIFICATION UNDER THE ACT AND SUCH STATE LAWS.

                              BEVERAGE WORKS, INC.
                           CLASS E WARRANT CERTIFICATE
Certificate Number ___                                         ________ Warrants

         This Warrant Certificate certifies that ____________________ is the registered holder of the number of Warrants indicated above (herein referred to as the "Warrants") to purchase shares of the Common Stock, no par value ("Shares"), of Beverage Works, Inc., a California corporation (herein referred to as the "Company"). Each Warrant entitles the holder thereof to purchase from the Company, for a five (5) year period commencing on _________________, 1996 one fully-paid and nonassessable Share at an exercise price equal to the lesser of (i) 105% of the offering price of the Company's common stock in the Company's anticipated initial public offering as stated in the Company's prospectus for such initial public offering or (ii) $8.25 (the "Exercise Price") upon presentation and surrender of this Warrant Certificate at the principal corporate office of the Company, with the Form of Election to Purchase duly executed, and upon payment of the Exercise Price per share of such Common Stock. Payment of the Exercise Price shall be made in lawful money of the United States of America. This Warrant Certificate is subject to terms, provisions and conditions of the Class E Warrant Agreement, which is incorporated by reference and to which reference is hereby made for a full description of the rights, limitations, obligations, duties and immunities hereunder of the Company and the holder of the Warrant Certificates, including the right of the Company to redeem the Warrants at $0.01 per Warrant provided the Company's common stock has achieved a certain trading price. This Warrant Certificate, upon surrender to the Company, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised.

COMPANY:

BEVERAGE WORKS, INC.                           Attest:

----------------------------                   ----------------------------
By: Frederik G.M. Rodenhuis,                   By: Lyle R. Maul,
President                                      Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM                    -as tenants in common
TEN ENT                    -as tenants by the entireties
JT TEN                     -as joint tenants, with right of
                            survivorship and not as tenants in common
UNIF GIFT MIN ACT          -Uniform Gifts to Minors Act of ______(State)______
Additional abbreviations may also be used thought not in the above list.

                              ELECTION TO PURCHASE

The undersigned Registered Holder hereby irrevocably elects to exercise _____ Class E Warrants represented by this Class E Warrant certificate, and to purchase the securities issuable upon the exercise of such Class E Warrants, and requests that certificates for such securities shall be issued in the name of and be delivered to:

Name         ____________________________________________________

Address           ____________________________________________________

Taxpayer I.D.     ____________________________________________________

Soliciting Broker ____________________________________________________

and if such number of Class E Warrants shall not be all the Class E Warrants evidenced by this Class E Warrant certificate, that a new Class E Warrant Certificate for the balance of such Class E Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Name              ____________________________________________________

Address           ____________________________________________________

Taxpayer I.D.     ____________________________________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED __ HEREBY SELL, ASSIGN AND TRANSFER UNTO

Name              ____________________________________________________

Address           ____________________________________________________

Taxpayer I.D.     ____________________________________________________

Class E Warrants represented by the within Certificate and do hereby irrevocably constitute and appoint _______________________________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

                                    SIGNATURE

Dated:  _____________________________________


Signed: _____________________________________

In presence of

---------------------------------------------  ---------------------------------
THE SIGNATURE TO THE ELECTION TO PURCHASE OR ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.